JEVIC TRANSPORTATION, INC.
                                 600 CREEK ROAD
                           DELANCO, NEW JERSEY 08075

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 14, 1999
                         ------------------------------

To the Shareholders of Jevic Transportation:

     The Annual Meeting of Shareholders of Jevic Transportation, Inc., a New Jersey corporation (the "Company") will be held at 10:00 a.m., local time, on May 14, 1999, at the Cherry Hill Hilton, Route 70, Cherry Hill, New Jersey, for the following purposes:

          1. To elect two directors of the Company for a three-year term;

          2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the year ending December 31, 1999; and

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of the Company's Common Stock or Class A Common Stock at the close of business on March 26, 1999, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

                             By Order of the Board of Directors

                             /s/ Harry J. Muhlschlegel
                                 ---------------------
                                 Harry J. Muhlschlegel
                                 Chairman of the Board and Chief Executive
                                 Officer

April 16, 1999

                           JEVIC TRANSPORTATION, INC.
                                 600 CREEK ROAD
                           DELANCO, NEW JERSEY 08075

                         ------------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 14, 1999

                         ------------------------------

     This Proxy Statement, which is first being mailed to shareholders on or about April 16, 1999, is furnished in connection with the solicitation by the Board of Directors of Jevic Transportation, Inc. (the "Company") of proxies to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held at 10:00 a.m. on May 14, 1999, at the Cherry Hill Hilton, Route 70, Cherry Hill, New Jersey, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares represented thereby will be voted (i) for the election of the nominees for director named below, (ii) for the ratification of the appointment of Arthur Andersen LLP as independent auditors, and (iii) in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Shareholders whose shares are held of record by a broker or other nominee are nevertheless encouraged to fill in the boxes of their choice on the proxy, as brokers and other nominees may not be permitted to vote shares with respect to certain matters for which they have not received specific instructions from the beneficial owners of the shares. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a shareholder cast in person at the Annual Meeting.

                                     VOTING

     Holders of record of the Company's Common Stock or Class A Common Stock on March 26, 1999, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 4,976,197 shares of Common Stock and 5,739,544 shares of Class A Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock and Class A Common Stock entitled to cast at least a majority of the votes which all holders of Common Stock and Class A Common Stock are entitled to cast will constitute a quorum for purposes of the transaction of business.

     Each share of Common Stock entitles the holder thereof to one vote on the election of two nominees for director and on any other matter that may properly come before the Annual Meeting. Each share of Class A Common Stock entitles the holder thereof to two votes on the election of two nominees for director and on any other matter that may properly come before the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of directors.

     Under New Jersey law and the By-laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The presence at the Annual Meeting in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum for the purposes of consideration and action on the matter. Directors are elected by a plurality vote. All other actions to be taken by the shareholders at the Annual Meeting shall be taken by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Votes that are withheld and abstentions will be counted in determining the presence of a quorum, but will not be counted in determining the number of votes cast in connection with any particular matter. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee has not received specific instructions from the beneficial owners, are not voted and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

     The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Company's stock.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Company's Board of Directors consists of five members, divided into three classes, which serve for staggered three-year terms and until their successors are elected and qualified. At the meeting, the two Class II directors will be elected to serve for a term of three years and until their successors are elected and qualified. Unless otherwise specified in the accompanying proxy, the shares of Common Stock and Class A Common Stock voted pursuant thereto will be cast for Karen B. Muhlschlegel and Paul J. Karvois, each for terms expiring at the Annual Meeting of Shareholders to be held in 2002. If, for any reason, at the time of election, either of the nominees named should decline or be unable to accept his or her nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that either of the nominees will be unable to serve as a director. Three directors will continue to serve as directors following the Meeting as set forth below, with one Class I director having a term expiring at the 2000 Annual Meeting of Shareholders and two Class III directors having terms expiring at the 2001 Annual Meeting of Shareholders.

     The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

     NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AS CLASS II DIRECTORS
             FOR A THREE YEAR TERM EXPIRING AT 2002 ANNUAL MEETING

     Karen B. Muhlschlegel, 52, has over 29 years of experience in the trucking industry. She co-founded Jevic along with her husband, Harry Muhlschlegel, in 1981 and has served as a Vice President, Secretary and a director of the Company since its inception.

     Paul J. Karvois, 44, became Jevic's President and Chief Operating Officer in March 1997 and he was elected as a director in August 1997. He joined the Company in January 1992 as Director of Insurance. Later in 1992, he created the Company's risk management group and became Director of Risk Management. Mr. Karvois was promoted to the position of Senior Vice President - Marketing and Sales in December 1993. Prior to joining the Company, Mr. Karvois had 21 years of marketing, sales and operations experience in the trucking industry, serving in a variety of positions with truckload and LTL carriers.

         CLASS I MEMBER OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE;
                      TERM EXPIRING AT 2000 ANNUAL MEETING

     Harry J. Muhlschlegel, 52, has over 29 years of experience in the trucking industry. He co-founded Jevic along with his wife, Karen Muhlschlegel, in 1981 and has served as its Chairman of the Board and Chief Executive Officer since its inception. Until March 1997, he also served as the Company's President.

       CLASS III MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE;
                     TERMS EXPIRING AT 2001 ANNUAL MEETING

     Gordon R. Bowker, 71, joined Jevic as a director upon completion of its October 1997 initial public offering. Mr. Bowker served in various positions with Ryder System, Inc. from 1964 to 1973, most recently as Group Vice President, a senior officer reporting directly to the President. Since 1973, Mr. Bowker has been the owner and President of Bowker, Brown & Co., a management consulting firm serving transportation related companies in the areas of truck renting and leasing, business appraisal and sales and divestitures. Mr. Bowker has served on the Arbitration Panel of the New York Stock Exchange since 1988, and has served on the Arbitration Board of the National Association of Securities Dealers since 1991.

     Samuel H. Jones, Jr., 65, also joined Jevic as a director upon completion of the October 1997 initial public offering. Since 1971, Mr. Jones has been the owner and President of S-J Transportation, Co., a company specializing in the transportation of industrial waste nationwide and in two Canadian provinces. Since 1991, he has been the owner and President of S-J Venture Capital Company. In addition, Mr. Jones currently serves as a director of MetaCreations, Inc. and Fulton Financial Corporation, as well as a number of privately-held organizations.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT ALL NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During 1998, the Board of Directors met six times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

     The Audit Committee, which consists of Mr. Bowker and Mr. Jones, met once in 1998. The Committee's function is to make recommendations to the Board of Directors regarding the annual selection of independent public accountants, to audit annually the Company's books and records, and to review recommendations made by such accounting firm as a result of their audit. The Audit Committee also periodically reviews the activities of the Company's audit staff and the adequacy of the Company's internal controls.

     The Compensation Committee, which consists of Mr. Bowker, Mr. Jones, and Mr. Muhlschlegel, met three times in 1998. The Compensation Committee is responsible for establishing the salaries of the executive officers of the Company, incentives and other forms of compensation and benefit plans and administering the Company's employee benefit plans.

     The Company does not have a standing Nominating Committee.

COMPENSATION OF DIRECTORS

     The Company pays each director who is not also an employee of the Company (an "outside director") an annual fee of $500 for each Board meeting and each Committee meeting attended by such director in person. The Company will also reimburse the directors for expenses incurred in connection with their activities as directors. The Company's 1997 Incentive Plan provides for the automatic grant of stock options to outside directors to purchase 12,500 shares of the Company's Common Stock upon his initial election as a director of the Company by the shareholders at a per share purchase price equal to the fair market price of the Common Stock on the date of grant. Of these options, 40% will vest on the second anniversary of the date of grant and 20% will vest on each of the three succeeding anniversaries. The options expire 10 years after the date of grant or, if the director leaves the company, the shorter of ten years after the date of grant or thirty days after the director leaves. In addition, upon each election of any outside director to the Board by the shareholders in or after the third year following such director's preceding election to the Board, a non-qualified option to purchase an additional 5,000 shares of the Company's Common Stock will be made to the director at an exercise price equal to the fair market price of the Common Stock on the date of grant, with vesting and expiration provisions identical to those noted above.

                             EXECUTIVE COMPENSATION

CASH AND NON-CASH COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

     The following table sets forth, with respect to services rendered during 1998, 1997 and 1996, the total compensation paid by the Company to the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 during 1998 (the "named executive officers"). The Company has no written employment agreements with any of the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                                           ANNUAL COMPENSATION      SECURITIES     ALL OTHER
                                                          ----------------------    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR       SALARY ($)   BONUS ($)   OPTIONS (#)       ($)(1)
---------------------------                    ----       ----------   ---------   ------------   ------------
Harry J. Muhlschlegel .......................  1998        505,000          --            --         28,394
  Chief Executive Officer and Chairman of the  1997        514,712          --            --         31,405
  Board                                        1996        505,000          --            --         32,139

Paul J. Karvois .............................  1998        270,793          --            --         11,202
  President and Chief Operating Officer        1997        233,755      75,000        75,000         11,652
                                               1996        123,077      25,000            --         11,499

Brian J. Fitzpatrick ........................  1998        186,198          --            --          8,828
  Senior Vice President and Chief Financial    1997        179,362      50,000        10,000          9,345
  Officer                                      1996        158,703      25,000            --          8,909

William F. English ..........................  1998(2)     106,745          --            --          6,671
  Senior Vice President - Operations           1997        152,905      30,000        10,000          7,349
                                               1996        140,400      25,000            --          7,268

Joseph A. Librizzi ..........................  1998        145,680          --        50,000          1,350
  Senior Vice President - Marketing & Sales    1997(3)      92,072      30,000        10,000             --

Raymond M. Conlin ...........................  1998(4)     105,029          --        50,000          1,493
  Senior Vice President - Administration

------------------

(1) Amounts include matching contributions made by the Company under the 401(k) Plan on behalf of the executives in the following amounts: Mr. Muhlschlegel, $1,000; Mr. Karvois, $1,250; Mr. Fitzpatrick, $1,000; Mr. Librizzi, $1,350;
    and Mr. Conlin, $1,493. The Company is a party to "split dollar" life insurance agreements with Messrs. Muhlschlegel, Karvois, Fitzpatrick and English under which the Company advances all or a portion of the premiums on permanent life insurance policies insuring the lives of the executives and owned by the executives. Upon termination of the executives' employment or the executives' death (or upon the second to die of Mr. and Mrs. Muhlschlegel in the case of Mr. Muhlschlegel's agreement), all premiums previously advanced by the Company under the policies are required to be repaid by the executive. The Company retains an interest in the policies' cash values and excess death benefits to secure the executives' repayment obligations. Accordingly, compensation amounts include the following amounts representing the value of the premium payments by the Company in a given year projected on an actuarial basis assuming that each executive retires at age 65 and the agreements are then terminated: Mr. Muhlschlegel, $27,394; Mr. Karvois, $9,952; Mr. Fitzpatrick, $7,828; and Mr. English, $6,671.

(2) Mr. English's employment with the Company terminated in September 1998.

(3) Mr. Librizzi was elected as an officer of the Company in March 1997.

(4) Mr. Conlin was elected as an officer of the Company in October 1998.

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING 1998

     Under the 1997 Incentive Plan, options to purchase Common Stock are available for grant to directors, officers and other key employees of the Company. The following table sets forth certain information regarding options for the purchase of Common Stock that were awarded to the named executive officers during 1998.

                 OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1998

                                                                                               POTENTIAL REALIZABLE
                                                                                                  GAIN AT ASSUMED
                                                                                                  ANNUAL RATES OF
                                                                                                STOCK APPRECIATION
                                                                                                 FOR OPTION TERMS
                                NUMBER OF        PERCENT OF TOTAL                                   COMPOUNDED
                                SECURITIES       OPTIONS GRANTED    EXERCISE OR                    ANNUALLY ($)
                            UNDERLYING OPTIONS   TO EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
           NAME                GRANTED (#)       LAST FISCAL YEAR     ($/SH)       DATE (1)       5%         10%
           ----             ------------------   ----------------   -----------   ----------   --------   ----------
Harry J. Muhlschlegel.....            --                 --               --             --         --           --
Paul J. Karvois...........            --                 --               --             --         --           --
Brian J. Fitzpatrick......            --                 --               --             --         --           --
William F. English........            --                 --               --             --         --           --
Joseph A. Librizzi........        50,000              45.5%           $6.875       10/23/08    216,183      547,849
Raymond M. Conlin.........        50,000              45.5%           $6.875       10/23/08    216,183      547,849

------------------

(1) The stock options were granted under the Company's 1997 Incentive Plan. The options vest with respect to 40% of the shares purchasable upon exercise of the option on the second anniversary of the date of grant (October 23, 1998) and will vest as to an additional 20% of the shares on each of the three succeeding anniversaries. The options expire ten years after the date of grant, subject to earlier termination upon the occurrence of certain events.

STOCK OPTIONS EXERCISED BY CERTAIN EXECUTIVE OFFICERS DURING 1998 AND HELD BY CERTAIN EXECUTIVE OFFICERS AT DECEMBER 31, 1998

     The following table sets forth certain information regarding options for the purchase of Common Stock that were exercised and/or held by the named executive officers:

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                               OPTIONS AT FY-END (#)              FY-END ($)
                           SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
          NAME             ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   ------------   -----------   -------------   -----------   -------------
Harry J. Muhlschlegel....        --               --               0               0          --               --
Paul J. Karvois..........        --               --          27,433         184,731           0                0
Brian J. Fitzpatrick.....        --               --          27,433         119,731           0                0
William F. English.......        --               --               0               0          --               --
Joseph A. Librizzi.......        --               --               0          60,000          --           50,000
Raymond M. Conlin........        --               --               0          55,400          --           55,400

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company consists of Harry Muhlschlegel, the Company's Chief Executive Officer, and Gordon R. Bowker and Samuel H. Jones, Jr., the Company's two outside directors. The Compensation Committee establishes the salaries of the executive officers of the Company, incentives and other forms of compensation and benefit plans and also administers the Company's 1994 Stock Option Plan and 1997 Incentive Plan.

     Jevic's compensation program is designed to attract and retain experienced executives and motivate them for both the short and long term. The executive compensation program is comprised of four elements: competitive base salary, benefits comparable to those shared by the general employee population, annual bonus, and long term incentives linked to corporate performance.

  Base Salary

     Base salary for the Company's executive officers is determined by a combination of several factors, salary market rates, valuation of the individual executive officer's performance; performance of the company; and contribution to the corporation. The various factors considered in the base salary decisions are not formally weighted and the Committee uses subjective judgment in making its decisions.

  Annual Bonus

     The annual bonus rewards achievement of annual targets of both corporate and personal performance. Key performance measures are revenue growth, operating income growth and quality of service, as defined by on-time performance. Notwithstanding the Company's record revenues, operating income and net income in 1998, the Compensation Committee determined not to award the Company's executive officers any cash bonus in 1998 as the growth in operating income and net income did not compare favorably with the goals set forth in the Company's financial plan for 1998.

  Long Term Incentive Compensation

     Jevic believes its executives should have a substantial stake in the risks and rewards of stockholders. Grants of stock options will be used to align management's interests with stockholders' interests and encourage long-term investment and interest in overall Company performance. The Company's 1997 Incentive Plan provides for the granting of stock options to eligible employees including executive officers.

     During 1998, the Compensation Committee approved the grant of stock options to one newly elected executive officer upon his being promoted and one other executive officer based on his record of service for the Company, as reflected elsewhere in this Proxy Statement under "Option Grants in Year Ended December 31, 1998."

  CEO Compensation

     In accordance with the compensation philosophy and process described above, the Compensation Committee has continued Mr. Muhlschlegel's base salary at $505,000. Mr. Muhlschlegel declined to be considered for an increase in his base salary. The Compensation Committee will annually review Mr. Muhlschlegel's compensation based upon the same criteria with respect to executive officer compensation generally.

  Limits of Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the allowable tax deduction of compensation paid by a publicly-held corporation to its Chief Executive Officer and its other four most highly compensated executive officers employed at year-end, subject to certain pre-established objective performance-based exceptions. The Committee intends to take Section 162(m) into account when formulating its compensation policies for the Company's Chief Executive Officer and its other Executive Officers and to comply with
Section 162(m), if and where the Committee determines compliance to be practicable and in the best interests of the Company and its stockholders.

Harry J. Muhlschlegel
Gordon R. Bowker
Samuel H. Jones, Jr.

                            STOCK PERFORMANCE CHART

     The following Stock Performance Chart compares the Company's cumulative total shareholder return on its Common Stock for the period from October 7, 1997 (the date the Common Stock commenced trading on the Nasdaq National Market) to December 31, 1998 (the date the Company's 1998 fiscal year ended), with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Small Cap Trucking Group Index. The comparison assumes $100 was invested on October 7, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


                                   [GRAPHIC]

              In the printed version of the document, a line graph
                appears which depicts the following plot points:


                          Oct97    Dec97    Dec98
                          -----    -----    -----
JEVIC TRANSPORTATION       100     107.5     52.5
S&P 500 INDEX              100      92.76   119.27
S&P TRUCKERS-SMALL         100      88.93    88.02

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information, as of March 1, 1999, with respect to the beneficial ownership of shares of Common Stock of the Company by each person who is known to the Company to be the beneficial owner of more than five percent of the Common Stock.

                                                                   AMOUNT AND
                                                                   NATURE OF
                                                                   BENEFICIAL        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP(1)       OF CLASS
------------------------------------                              ------------       --------
Bruce D. Burdick and George K. Reynolds, III................       1,345,631(2)        23.5%
Capital Guardian Trust Company..............................         593,500(3)        11.9%
333 South Hope Street, 55th Floor, Los Angeles, CA 90071
Dalton, Greiner, Hartman, Maher & Co........................         495,100(4)         9.9%
1100 Fifth Avenue South, Suite 301, Naples, FL 34102
The Hartford Mutual Funds and Wellington Management
  Company, LLP..............................................         486,900(5)         9.8%
Putnam Investments, Inc.....................................         403,714(6)         8.1%
One Post Office Square, Boston, MA 02109

------------------
(1) Information with respect to beneficial ownership is based upon information furnished by the shareholder either to the Company's counsel or pursuant to filings with the Securities and Exchange Commission.

(2) Messrs. Burdick and Reynolds each own 1,000 shares of stock for their own account. The remaining 1,343,631 shares are held by Messrs. Burdick and Reynolds as trustees pursuant to trusts for the benefit of members of the Muhlschlegel family. Of such 1,343,631 shares, 749,975 are shares of Class A Common Stock, reflected on an as-converted basis. Each share of Class A Common Stock is convertible into one share of Common Stock and is entitled to two votes per share on all matters on which holders of Common Stock are entitled to vote. The address of Mr. Burdick is 148 Catherine Lane, Grass Valley, California 95945, and the address of Mr. Reynolds is Gordon, Feinblatt, Rothman, Hoffberger and Hollander, LLC, The Garrett Building, 233 East Redwood Street, Baltimore, Maryland 21202.

(3) Capital Guardian Trust Company is a bank, as defined in Section 3(a)(g) of the Securities Exchange Act of 1934, and is deemed to have beneficial ownership of these shares as a result of its serving as the investment manager of various institutional accounts.

(4) Dalton, Greiner, Hartman, Maher & Co. is an investment adviser registered with the Securities and Exchange Commission under Section 203 of the Investment Advisers Act of 1940, as amended. The company is deemed to have beneficial ownership of these shares which are owned of record by its investment advisory clients.

(5) The Hartford Mutual Funds, P.O. Box 2999, Hartford, CT 06115, is an investment company registered with the Securities and Exchange Commission under Section 8 of the Investment Company Act and is deemed to have beneficial ownership of these shares which are owned by its Hartford Capital Appreciation Fund. Wellington Management Company, LLP, 75 State Street, Boston, MA 02109, is an investment adviser registered with the Securities and Exchange Commission under Section 203 of the Investment Advisers Act of 1940, as amended, and is the sub-investment adviser of the Hartford Capital Appreciation Fund. Wellington Management Company, LLP is deemed to have beneficial ownership of these shares which are owned of record by its investment advisory clients.

(6) Certain Putnam investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.) are considered the beneficial owners of these shares which were acquired for investment purposes by such investment managers for certain of their advisory clients.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information, as of March 1, 1999, with respect to the beneficial ownership of shares of Common Stock by each director or nominee for director, by each of the named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated, each person listed has sole voting power and sole investment power over the shares indicated.

                                                                   AMOUNT AND
                                                                   NATURE OF
                                                                   BENEFICIAL        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                            OWNERSHIP         OF CLASS
---------------------------------------                           ------------       --------
Harry J. Muhlschlegel.......................................       2,494,717(2)       33.4%
Karen B. Muhlschlegel.......................................       2,494,852(2)       33.4%
Paul J. Karvois.............................................          28,433(3)           *
Brian J. Fitzpatrick........................................          27,933(3)           *
Joseph A. Librizzi..........................................             700(4)           *
William F. English..........................................              --              *
Raymond M. Conlin...........................................           1,567              *
Gordon R. Bowker............................................          10,000              *
Samuel H. Jones, Jr.........................................          15,000              *
All directors and executive officers as a group (9
  persons)..................................................       5,073,202(5)       50.6%

------------------
* Less than 1%

(1) The address of each person named in the table is: c/o Jevic Transportation, Inc., P.O. Box 5157, Delanco, New Jersey 08015.

(2) The shares owned by Mr. and Mrs. Muhlschlegel are shares of Class A Common Stock and are reflected on an as-converted basis. Shares of Class A Common Stock are entitled to two votes per share and vote with the Common Stock on all matters on which holders of Common Stock are entitled to vote. Each share of Class A Common Stock is convertible into one share of Common Stock.

(3) Includes 27,433 shares of Common Stock purchasable upon the exercise of stock options.

(4) These shares are held by Mr. Librizzi jointly with his wife.

(5) Includes 54,866 shares of Common Stock purchasable upon the exercise of stock options.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company currently leases its primary maintenance facility in Willingboro, New Jersey from Harry and Karen Muhlschlegel. Rent expense on the property was $114,240 for 1998. The Company's lease expires in 2013.

     In April 1997, grantor annuity trusts for Harry and Karen Muhlschlegel borrowed a total of $438,065 from the Company. The loans were repaid in full on February 27, 1998. Interest for 1998 was $4,299.

     The Company considers the terms of its transactions with the Muhlschlegels to be at arms length, reasonably equivalent to terms it could obtain through negotiations with an unaffiliated third party during similar economic conditions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were complied with, except that Mr. Conlin filed his initial statement of beneficial ownership late and Mr. Bowker filed one form late relating to one transaction.

                                RATIFICATION OF
                            APPOINTMENT OF AUDITORS
                                  (PROPOSAL 2)

     The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1999, and recommends that the shareholders ratify such selection. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.

     The submission of the appointment of Arthur Andersen LLP is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Arthur Andersen LLP shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

                                 OTHER BUSINESS

     Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the proxyholders named therein.

                                 ANNUAL REPORT

     A copy of the Company's 1998 Annual Report to Shareholders accompanies this Proxy Statement.

                             SHAREHOLDER PROPOSALS

     In order for a nomination for the election of a director or any other proposal to be presented by any shareholder at the Annual Meeting of Shareholders to be held in 2000, notice of the nomination or other proposal must be delivered by the shareholder to the Secretary of the Company at its principal executive offices not earlier than the close of business on February 14, 2000 and not later than the close of business on March 15, 2000, and, in the case of a proposal, the proposal must be an appropriate subject for shareholder action under applicable law. In the event that the Company receives notice of a shareholder proposal within the time frame set forth above, then so long as the Company includes in its proxy statement for the Annual Meeting of Shareholders to be held in 2000 advice on the nature of the matter and how the named proxyholders intend to vote the shares for which they have received discretionary authority, such proxyholders may exercise discretionary authority with respect to such proposal, except to the extent limited by the SEC's rules governing shareholder proposals. In order for a shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to that Meeting, the proposal must be received by the Company at its principal executive offices not later than December 18, 1999.

                         ------------------------------

     THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1998. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, JEVIC TRANSPORTATION, INC., 600 CREEK ROAD, DELANCO, NEW JERSEY 08075.

                                By Order of the Board of Directors

                                /s/ Harry J. Muhlschlegel
                                    --------------------------------------
                                    Harry J. Muhlschlegel
                                    Chairman of the Board and Chief Executive
                                    Officer

Date: April 16, 1999
Delanco, New Jersey

                              FOLD AND DETACH HERE


                           Jevic Transportation, Inc.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FROM HOLDERS OF CLASS A COMMON STOCK

     This Proxy will be voted as directed. If no direction is made, it will be voted "FOR" Items 1 and 2.

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

1. Election of Directors Paul J. Karvois and Karen B. Muhlschlegel

|_| FOR all listed nominees

|_| WITHHOLD AUTHORITY to vote for all listed nominees

|_| LISTED NOMINEES except the following (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) in the space provided.)


2. Approval of appointment of         FOR     AGAINST    ABSTAIN
   Arthur Andersen LLP as             |_|       |_|        |_|
   independent auditor



Please indicate whether you will attend the Annual Meeting of Shareholders on May 14, 1999.

I |_| plan/ |_| do not plan to attend the Annual Meeting

                           JEVIC TRANSPORTATION, INC.
                                 ANNUAL MEETING

                               Cherry Hill Hilton
                                    Route 70
                                 Cherry Hill, NJ

                                  May 14, 1999
                        10:00 a.m. Eastern Standard Time


                              FOLD AND DETACH HERE


     The undersigned hereby appoints Harry J. Muhlschlegel and Karen B. Muhlschlegel, and each of them, as proxies with full power of substitution, to vote all shares of Class A Common Stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Jevic Transportation, Inc. to be held at 10:00 a.m. EDT on May 14, 1999, and at any adjournment or postponement thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

                                Dated: __________________________________, 1999

                                _______________________________________________

                                _______________________________________________
                                           (Shareholders Sign Here)


                                 Please sign exactly as name appears. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

                              FOLD AND DETACH HERE


                           Jevic Transportation, Inc.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This Proxy will be voted as directed. If no direction is made, it will be voted "FOR" Items 1 and 2.

               THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2.

1. Election of Directors Paul J. Karvois and Karen B. Muhlschlegel

|_| FOR all listed nominees

|_| WITHHOLD AUTHORITY to vote for all listed nominees

|_| LISTED NOMINEES except the following (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) in the space provided.)


2. Approval of appointment of         FOR     AGAINST    ABSTAIN
   Arthur Andersen LLP as             |_|       |_|        |_|
   independent auditor



Please indicate whether you will attend the Annual Meeting of Shareholders on May 14, 1999.

I |_| plan/ |_| do not plan to attend the Annual Meeting

                           JEVIC TRANSPORTATION, INC.
                                 ANNUAL MEETING

                               Cherry Hill Hilton
                                    Route 70
                                 Cherry Hill, NJ

                                  May 14, 1999
                        10:00 a.m. Eastern Standard Time


                              FOLD AND DETACH HERE


     The undersigned hereby appoints Harry J. Muhlschlegel and Karen B. Muhlschlegel, and each of them, as proxies with full power of substitution, to vote all shares of Class A Common Stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Jevic Transportation, Inc. to be held at 10:00 a.m. EDT on May 14, 1999, and at any adjournment or postponement thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

                                Dated: __________________________________, 1999

                                _______________________________________________

                                _______________________________________________
                                           (Shareholders Sign Here)


                                 Please sign exactly as name appears. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.